EXHIBIT 10.2

                     FORM OF AMENDMENT TO PURCHASE AGREEMENT
                     ---------------------------------------

         AMENDMENT made as of the 10th day of July, 2006 (the "Amendment") to the Purchase Agreement made as of November 9, 2005 by and between THE SAGEMARK COMPANIES LTD., a New York corporation with offices at 1285 Avenue of the Americas, 35th Floor, New York, New York 10019 ("Sagemark") and TRIDENT ADVISORS, INC., a Texas corporation with offices at 700 Gemini Avenue, Suite 100, Houston, Texas 77058 ("Trident Advisors"), such agreement being hereafter referred to as the "Agreement" .

                              W I T N E S S E T H :

1. Incorporation by Reference. Reference is made to the Agreement, the terms of which are incorporated herein by reference thereto. All capitalized terms which are used, but not defined herein, shall have the meanings ascribed to them in the Agreement.

2. The Closing. The Closing shall take place on July 11, 2006 (the "Closing Date").

3. Regulatory Approval. Trident Advisors hereby represents and warrants to Sagemark that it has obtained the Regulatory Approval.

4. Book Value. Trident Advisors hereby represents and warrants to Sagemark that the Book Value on the Closing Date will be $2,570,000.

5.       Purchase Price Payment Terms.
         ----------------------------

         (a) Paragraph 1.2(b)(iv) of the Agreement is hereby amended to read as follows:

                  "(iv) Mandatory prepayments of principal and accrued interest on or before the last day of each of the four years of the term of the Secured
Note in an amount equal to the greater of $486,250, or 75% of the amount of all cash distributions and the mutually agreed upon cash value of all distributions of property received by Trident Advisors from Trident with respect to the Limited Partnership Interest in each of such years (the "Distribution Entitlement")."

         (b) The terms of the Secured Note will reflect the aforementioned modification.

6.       Escrow.
         ------

         (a) On the Closing Date, the following will be placed or deposited in escrow with Robert L. Blessey, Esq. (the "Escrow Agent"):

                  (i) All of the documents to be delivered by Sagemark at the Closing pursuant to Paragraph 8 of the Agreement;

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                  (ii)     all of the documents to be delivered by Trident
                           Advisors at the Closing pursuant to Paragraph 9 of the Agreement; and

                  (iii) the $625,000 cash portion of the Purchase Price payable by Trident Advisors on the Closing Date (the "Escrow Funds").

         (b) The Escrow Agent will, without any further notice or action of any kind whatsoever, release to Sagemark and Trident Advisors, as applicable, all of the documents delivered to it pursuant to Sections 6(a)(i) and 6(a)(ii) hereof and will release to Sagemark the Escrow Funds on July 31, 2006 unless, prior to such date, Trident Advisors delivers to the Escrow Agent (or causes to be delivered), the sum of $2,570,000 (the "Cash Purchase Price") from a replacement purchaser of the Limited Partnership Interest selected by Trident Advisors (the "Substitute Purchaser"), by wire transfer to the Escrow Agent's special attorneys escrow account as hereinafter provided, together with the Regulatory Approval with respect to such purchaser and all of the documents required to be delivered at Closing under Paragraph 9 of the Agreement executed by the Substitute Purchaser. If the Escrow Agent receives the aforementioned documents and the Cash Purchase Price from the Substitute Purchaser prior to July 31, 2006, the Escrow Agent will (i) return Trident Advisors' Closing documents and the Escrow Funds to it, (ii) release the Cash Purchase Price and the Substitute Purchaser's Closing documents to Sagemark and return to Sagemark all of the Closing documents referred to in Section 6(a)(i) hereof, and (iii) deliver to the Substitute Purchaser, within three (3) business days thereafter, the documents to be delivered by Sagemark at the Closing as set forth in Paragraph 8 of the Agreement issued to the Substitute Purchaser in lieu of such documents previously issued to Trident Advisors.

         (c) The Escrow Agent will serve in such capacity without compensation therefor. The Escrow Agent's duties and obligations under this Amendment shall be determined solely by the express provisions of this Amendment and it shall have no other duties and no other duties shall be implied. For greater certainty, the Escrow Agent is not charged with any duties or responsibilities with respect to the Agreement. The Escrow Agent shall not be required to notify or obtain the consent, approval, authorization, or order of, any court or governmental body to perform its obligations under this Amendment nor shall it be held liable to any party hereto in any manner whatsoever for having carried out instructions it has received in accordance with this Amendment or complying with its obligations hereunder.

         (d) In the event the Escrow Agent shall be uncertain as to any of its duties or rights hereunder or in the event of any disagreement among the parties hereto or the presentation to the Escrow Agent of any adverse claim or demand by Trident Advisors or Sagemark in connection with the disbursement of the Escrow Funds, the Escrow Agent may, at its option after providing written notice to Trident Advisors and Sagemark of such disagreement or adverse claim or demand, refuse to comply with any such claim or demand during the continuance of such disagreement or adverse claim or demand and may refrain from disbursing any amount from the Escrow Funds, and in so doing, the Escrow Agent shall not become liable to Trident Advisors or Sagemark due to its failure to comply with such adverse claim or demand. In the event of any such disagreement or adverse claim or demand, the Escrow Agent shall be entitled, at its option and without liability, to file a lawsuit in interpleader and obtain a court order requiring the parties to interplead and litigate a resolution of any such disagreement or

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adverse claim or demand. In the event such interpleader lawsuit is commenced, the Escrow Agent shall be fully released and discharged from all obligations to further perform any and all duties or obligations imposed upon it in relation to the disputed amount except as may be required by a court order in such lawsuit. Trident Advisors and Sagemark each jointly and severally agree to reimburse the Escrow Agent for all costs, expenses, and reasonable attorney's fees expended or incurred by the Escrow Agent in connection with any such lawsuit.

         (e) If Trident Advisors or Sagemark or any other person obtains a judgment of a court of competent jurisdiction directing the Escrow Agent to release the Escrow Funds, or any part thereof, in respect of which no right of appeal lies or in respect of which the time for appeal therefrom has expired, and delivers a copy of such judgment or order to the Escrow Agent, the Escrow Agent shall promptly thereafter release the Escrow Funds in accordance with the terms of such judgment or order and is hereby irrevocably authorized to do so by Trident Advisors and Sagemark. Trident Advisors or Sagemark, as applicable, agree to provide a copy of any such judgment to the other provided that the failure to provide such copy will not affect any of the rights or obligations of the Escrow Agent under this Agreement.

         (f) The Escrow Agent shall not be liable to Trident Advisors or Sagemark by reason of an error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which it may do or refrain from doing in connection with this Amendment, except for any liability to Trident Advisors or Sagemark caused by or arising out of the Escrow Agent's judicially determined gross negligence or willful misconduct. In no event, however, will the Escrow Agent be liable to Trident Advisors or Sagemark for any indirect, special, consequential or punitive damages.

         (g) The Escrow Agent shall be entitled to rely on, without any independent inquiry, and shall be protected in acting in reliance upon, any instructions or directions furnished to it in writing by Trident Advisors or Sagemark pursuant to any provisions of this Amendment and shall be entitled to treat as genuine, any letter, paper, or other document furnished to it and believed by it to be genuine and to have been signed and presented by the proper party or parties without any independent inquiry.

         (h) Trident Advisors and Sagemark each hereby release and forever discharge the Escrow Agent from any and all claims, demands, costs (including legal fees and disbursements), damages, liabilities, obligations, actions or causes of action incurred, sustained or made by or against any party hereto and hereby jointly and severally agree to indemnify, defend, and hold the Escrow Agent harmless from and against all losses, damages, costs, charges, liabilities, and expenses, including all costs of litigation, investigation and legal fees incurred by the Escrow Agent which arise directly or indirectly out of its entering into this Amendment or its conduct as Escrow Agent pursuant to this Amendment (the "Losses"), except with respect to any Losses which are caused by the Escrow Agent's judicially determined willful misconduct or gross negligence. The Escrow Agent may consult with counsel of its choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

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         (i)      The Escrow Agent reserves the right to resign as the Escrow
Agent at any time upon five (5) business days notice thereof to Trident Advisors and Sagemark. Upon any such notice of resignation by the Escrow Agent, Trident Advisors and Sagemark shall appoint a replacement escrow agent within such five
(5) day period commencing on the date of any such notice of resignation. The Escrow Agent will deliver the Escrow Funds to such replacement escrow agent upon its receipt of notice from Trident Advisors and Sagemark of the appointment of such replacement escrow agent. If no such replacement escrow agent has been appointed within such five (5) day period, the Escrow Agent may, at the expense of Trident Advisors and Sagemark, petition any court of competent jurisdiction for the appointment of a successor escrow agent. Upon any such appointment of a successor escrow agent, the escrow agent shall forward the Escrow Funds and all documents held by it in escrow pursuant to the terms of this Amendment to such successor escrow agent.

         (j) Wire transfers of payments to the Escrow Agent under this Amendment shall be made to:

                           [Redacted]

         (k)      The provisions of subparagraphs (c) through (h) of this
Section 6 will survive the expiration or termination of the Agreement or this Amendment.

7. No Other Amendment. Except as set forth herein, no other term or provision of the Agreement is amended hereby and the Agreement will remain in full force and effect in accordance with its terms. In the event of any inconsistency between the terms hereof and the terms of the Agreement, the terms hereof shall govern and control.


         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.


ATTEST:                                THE SAGEMARK COMPANIES LTD.

/s/ ROBERT L. BLESSEY                  By: /s/ THEODORE B. SHAPIRO
----------------------------------         -------------------------------------
                                           Theodore B. Shapiro, President and
                                           Chief Executive Officer
Robert L. Blessey
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Print Name


ATTEST:                                TRIDENT ADVISORS, INC.

                                       By: /s/ FRANK DELAPE
----------------------------------         -------------------------------------
                                           Frank DeLape, President

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Print Name

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